EXHIBIT 10.1

SERVICES AGREEMENT

This Services Agreement (this “Agreement”) is made and entered into as of this 7th day of June, 2012, by and between GT Beverage Company, Inc., a Delaware corporation (the “Company”), and BAZI International, Inc., a Nevada corporation (“Bazi”).  The Company and Bazi may be referred to individually herein as a “Party” and collectively as the “Parties”.

WITNESSETH:

WHEREAS, the Company and Bazi are parties to that certain Merger Agreement of even date herewith (the “Merger Agreement,” together with this Agreement, the “Transaction Documents”);

WHEREAS, it is the intent of Bazi and the Company that Bazi shall provide the Company with certain personnel, expertise, and experience in order to develop the Company’s business;

WHEREAS, in connection with the transactions and activities contemplated by the Transaction Documents, the Company desires to engage Bazi to provide certain services to the Company, as further described in Section 1 below; and

WHEREAS, Bazi is agreeable to providing such services pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein and in the Transaction Documents, the Parties hereto agree as follows:

1.           Services

1.1           When requested by the Company, Bazi shall provide or cause to be provided the services set forth on Exhibit A attached hereto, or as otherwise agreed in writing by Bazi and the Company, subject to the terms and conditions of this Agreement (the “Services”).  Bazi will provide the Services to the Company, subject to the terms and conditions of this Agreement.  These Services will be provided in a good and workmanlike manner, in accordance with standard practices of similar providers of such services to similarly situated companies engaged in the non-alcoholic beverage industry.

1.2           Bazi agrees to provide the personnel and systems necessary to perform the Services.  The Company has the right to discontinue any Service at any time.  Except for the retention of outside vendors for services not exceeding $5,000 or as may be necessary in response to any emergency arising in regard to any part of the Services, Bazi may engage or contract for, or cause to be engaged or contracted for, on behalf of the Company, the goods and services of third-party subcontractors, suppliers, vendors and other providers to perform the Services or any part of the Services only with the prior written consent of the Company.

1.3           Subject to Section 4.2, the Company shall have the sole and exclusive right to designate any and all employees of Bazi that will perform the Services on the Company’s behalf (the “Key Employees”) as long as such Key Employees remain employed by the Company.  Any changes to the Key Employees may be made in writing or verbally, and in either event shall be immediately enacted by Bazi, except to the extent otherwise directed by the Company.

1.4           Any amendment, supplement, variation, alteration or modification to any Services on Exhibit A, or any amendment thereto, plan of action or work order must be made in writing and signed by an authorized representative or agent of each of the Parties.

1.5           Bazi shall not intermingle data or systems of the Company with data or systems of Bazi without the prior written consent of the Company.  Without the express written consent of the Company otherwise, only those Bazi employees whose access to the Company’s data or systems maintained with Bazi is reasonably necessary in order to provide the Services shall have access to the same; provided, such Bazi employees shall be bound by the confidentiality provisions of Section 8 below.

1.6           Bazi shall designate in writing a representative (the “Bazi Representative”) who shall have the authority to act on Bazi’s behalf in connection with the performance of the Services, to enforce the provisions of this Agreement and to serve as the primary contact for communications between the Company and Bazi concerning the performance of the Services.  Before any limitation placed by Bazi on the authority of the Bazi Representative may be effective, such limitation shall first be disclosed to the Company in writing, and if not so disclosed, shall not have any effect.

2.           Performance Obligations

2.1           During such time as Bazi is rendering Services hereunder, those Bazi employees who are engaged in the performance of such Services shall, subject to Section 4.2 and subject to any such employee’s right to terminate his or her employment and Bazi’s right to terminate such employee, remain employees of Bazi or its affiliates and continue to be paid by and to enjoy the benefits to which they are entitled as employees of Bazi.  Employees of Bazi or its affiliates when on the property of the Company will conform to the rules and regulations of the Company concerning safety, health and security.  Bazi shall indemnify the Company from any and all claims of Bazi employees against the Company with respect to Worker’s Compensation or other employment laws.

2.2           The Company agrees to make appropriate personnel available to answer any questions that Bazi may have in relation to Bazi’s Services under this Agreement and to provide such additional information as Bazi may reasonably require to perform the requested Services.

3.           Compensation

3.1           In consideration of the performance of the Services, the Company shall pay Bazi a monthly fee (the “Monthly Fee”), as set forth on Exhibit A.  On the first and sixteenth business day of each month, the Company shall pay one half of the Monthly Fee for the preceding period.  The Monthly Fee shall be prorated for any partial periods.

3.2           Bazi shall maintain adequate accounting records, which in reasonable detail fairly reflect the Services contemplated hereunder, and shall maintain a system of internal controls, sufficient to provide reasonable assurances that the Services are provided in accordance with this Agreement.

3.3           All related books and accounts of Bazi applicable to the performance of the Services hereunder shall at all reasonable times be open to inspection by auditors for the Company during the term of this Agreement and for an additional period of twenty-four months after the date of termination of this Agreement.

4.           Independent Contractor Status

4.1           Bazi and all affiliates and employees of either Bazi or any of its affiliates providing Services hereunder shall be engaged in a capacity as an independent contractor, with full control over the manner and method of performance of the Services, subject to the work authorizations of, and consultations with, the Company.

4.2           Bazi shall retain the absolute right to reassign, discipline or dismiss any Bazi employee or the employee of any affiliate or third party engaged by Bazi and the Company shall not purport to exercise any such right, provided that at any time the Company may require Bazi to cause an employee to cease to provide Services to the Company and leave any premises owned or occupied by the Company if the Company in its sole discretion so requests.  Further provided, that if Bazi wishes to reassign or dismiss a Key Employee, Bazi will first consult with the Company.

4.3           Bazi is not, and may not represent itself as an agent of the Company.  The Company and Bazi understand and agree that Bazi’s relationship to the Company under this Agreement is strictly a contractual arrangement on the terms and conditions set forth in this Agreement, and each of the Company and Bazi hereby waives any and all rights that it may otherwise have under applicable law or legal precedents to make any claims or take any action against each other or their respective affiliates, officers, directors, members, agents or representatives based on any theory of agency, fiduciary duty or other special standard of care.  Neither Bazi, nor any affiliate thereof, may use any information with respect to the Company or its assets, gained in the course of providing Services, including any Company data or systems, to pursue or create other business ventures in competition with, or independent of, the Company.

5.           Indemnity and Limitation on Damages

5.1           TO THE FULLEST EXTENT ALLOWED BY LAW BAZI SHALL FULLY INDEMNIFY AND DEFEND THE COMPANY, ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, PARTNERS, EQUITY HOLDERS, REPRESENTATIVES, ADVISORS AND AGENTS FROM AND AGAINST ANY AND ALL DAMAGES DIRECTLY OR INDIRECTLY RELATED TO THIS AGREEMENT, INCLUDING THE NEGLIGENCE OR MISCONDUCT OF BAZI, ITS EMPLOYEES, AGENTS OR REPRESENTATIVES IN THE PERFORMANCE OF THE SERVICES AND ANY ACTION BROUGHT BY BAZI’S SHAREHOLDERS RELATED TO BAZI’S OR ITS EMPLOYEES, AGENTS, OR REPRESENTATIVES PERFORMANCE OF THE SERVICES UNDER THIS AGREEMENT.  THIS INDEMNIFICATION IS EXPRESSLY INTENDED TO APPLY NOTWITHSTANDING THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT, ACTIVE OR PASSIVE) OR STRICT LIABILITY OF ANY INDEMNIFIED PERSONS OR WHETHER DAMAGES ARE ASSERTED IN CONTRACT OR TORT, UNDER FEDERAL, STATE OR FOREIGN STATUTE OR OTHERWISE.

5.2           TO THE FULLEST EXTENT ALLOWED BY LAW, NO PARTY NOR ANY OF ITS RELATED PARTIES SHALL BE LIABLE UNDER THIS AGREEMENT OR OTHERWISE FOR ANY EXEMPLARY, SPECIAL, PUNITIVE, INDIRECT, REMOTE, SPECULATIVE OR CONSEQUENTIAL DAMAGES, WHETHER IN TORT (INCLUDING NEGLIGENCE OR GROSS NEGLIGENCE), STRICT LIABILITY, BY CONTRACT OR STATUTE, EXCEPT TO THE EXTENT ANY INDEMNIFIED PARTY SUFFERS SUCH DAMAGES TO AN UNAFFILIATED THIRD PARTY IN CONNECTION WITH A THIRD PARTY CLAIM, IN WHICH CASE SUCH DAMAGES SHALL BE RECOVERABLE (TO THE EXTENT RECOVERABLE UNDER THIS AGREEMENT WITHOUT GIVING EFFECT TO THIS SECTION 5.2).

6.           Term and Termination

6.1           This Agreement shall be effective as of the date hereof and shall continue in effect unless terminated (i) by the Company with at least 15 days prior written notice to Bazi, (ii) by the consummation of the merger contemplated by the Merger Agreement or, at the written election of the Company, termination thereof, or (iii) as otherwise agreed by the Parties

6.2           In the event of a termination of this Agreement, (i) Bazi shall be entitled to all outstanding amounts due from the Company for Services provided under this Agreement up to the date of termination; (ii) Bazi shall provide all records relating to the Services provided to the Company; and (iii) each Party shall return all materials, documents, information and records, whether in hard copy or electronic form, to the other Party and each Party will cooperate with the other Party to separate any shared systems or computer software or programs necessary or convenient to the other Party related to the Services provided hereunder.  To the extent either Party has records, documents, information or other materials that are duplicates of such items already in possession of the other Party, then in lieu of returning such items, such party may confirm destruction of such duplicate items.

6.3           Section 5 and Section 8 shall survive any termination of this Agreement.

7.           Assignment

Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or delegated (whether by operation of law or otherwise) without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided, however that the foregoing shall in no way restrict the performance of a Service by a subsidiary or a third party as otherwise allowed or consented to hereunder.

8.           Confidentiality

The Parties shall hold, and shall cause their employees, agents, affiliates and any other related parties to hold, in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of counsel, by other requirements of law, Confidential Information (as defined below) of the other Party or with respect to this Agreement and shall not release or disclose such information to any other person.  For purposes hereof, “Confidential Information” shall mean all information concerning the Company or Bazi, or this Agreement wherever obtained except information (i) generally available to the public other than as a result of a disclosure by the Party receiving such information; (ii) available to the Party receiving such information on a non-confidential basis prior to disclosure; or (iii) available to the Party receiving such information on a non-confidential basis from a source other than the other Party not, as the case may be, prohibited from transmitting the information by a contractual, legal or fiduciary obligation.  The provisions of this Section 8 are in addition to the confidentiality provisions of that certain letter of intent, dated on or about February 17, 2012, between the Parties (the “LOI”).

9.           Miscellaneous

9.1           This Agreement, including the Exhibit attached hereto, constitutes the entire agreement between the Parties with respect to the subject matter herein and supersedes any and all prior or contemporaneous understandings, negotiations or agreements between the Parties and shall be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives and permitted successors and assigns.  Provided, however, that this Agreement shall in no way supersede the Merger Agreement or, as provided in the Merger Agreement, the LOI.

9.2           Any amendment, supplement, variation, alteration or modification to this Agreement must be made in writing and duly executed by an authorized representative of each of the Parties.

9.3           If any provision of this Agreement is held invalid or unenforceable, all other provisions will not be affected.

9.4           This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all such counterparts shall be deemed to constitute one and the same instrument.

9.5           This Agreement shall be governed and controlled as to its validity, enforcement, interpretation, construction, effect and in all other respects by the laws of the State of California (without regard to the conflicts of laws provisions thereof) applicable to contracts made in that state.

9.6           Except as otherwise provided in this Agreement, whenever it is provided in this Agreement that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon one of the Parties by the other Party, or whenever either Party desires to give or serve upon the other Party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or sent by registered or certified-mail, return receipt requested, postage prepaid, or by overnight mail or courier, or delivery service or by facsimile and confirmed by facsimile answer back, addressed as follows:

If to the Company:

GT Beverage Company, Inc.
1 Technology Drive, Ste. C515
Irvine, California 92618 Attention: Dan Kerker

With a copy to (which shall not constitute notice):

J. Josh Clayton
1111 Louisiana Street, 44th Floor
Houston, Texas 77002

If to Bazi, to:

Bazi International, Inc.
1730 Blake Street, Ste. 305
Denver, Colorado 80202 Attention: Debbie Wildrick

or at such other address as may be substituted by written notice given as in this Section 10.6.  The furnishing of any notice required under this Agreement may be waived in writing by the Party entitled to receive such notice.  Every notice, demand, request, consent, approval, declaration or other communication under this Agreement shall be deemed to have been duly given or served on (i) the date on which personally delivered, with receipt acknowledged, (ii) the date on which sent by facsimile and confirmed by answer back, (iii) the next business day if delivered by overnight or express mail, courier or delivery service, or (iv) three business days after the same shall have been deposited in the United States mail, as the case may be.

9.7           The waiver by any Party hereto of a breach of any provision of this Agreement, shall not operate or be construed as a waiver of any subsequent breach.  The failure of any Party to require performance of any provision of this Agreement shall not affect any Party’s right to full performance thereof at any time thereafter.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the date first above written.

GT BEVERAGE COMPANY, INC.

By:           /s/ Dan Kerker
Name: Dan Kerker
Title:           Chief Financial Officer

BAZI INTERNATIONAL, INC.

By:           /s/ Deborah K. Wildrick
Name: Deborah K. Wildrick
Title:           Chief Executive Officer

EXHIBIT A

Services
The Services shall include the executive management of the Company, including management of sales, marketing, and operations, and the direction of appropriate team members, business planning and decisions, and supplier relationships associated with those roles.  The Services shall also include management of responsibilities related to the Company’s licensing partners, including Disney and Marvel, and any other task and/or responsibilities as specified and directed by the Company.

Monthly Fee
The Monthly Fee shall include the following:

1.	A monthly services fee of $21,510 paid from the Company to Bazi, for each month the Company designates the following as Key Employees of Bazi:

Debbie Wildrick - $11,760
Kevin Sherman - $9,750

Such amounts shall be subject to proration and/or reduction in the event the Company does not continue to utilize any or all such Key Employees during the term of this Agreement.

2.
Any customary fees related to Bazi’s required securities filings in the ordinary course of business consistent with past practice pending the consummation of the merger contemplated by the Merger Agreement and prior to the termination hereof that the Company has previously approved in writing.